EXHIBIT 99.1

NEWS RELEASE

Contact: Kathy Liebmann        (734) 241-2438                 kathy.liebmann@la-z-boy.com

LA-Z-BOY REPORTS STRONG FISCAL 2023 THIRD-QUARTER

Written Same-Store Sales Increased 3% for Retail Segment

MONROE, Mich., February 21, 2023--La-Z-Boy Incorporated (NYSE: LZB), a global leader in residential furniture, today reported excellent third-quarter results for the period ending January 28, 2023.

Fiscal 2023 third-quarter highlights versus prior-year third quarter:

•Consolidated sales increased to $573 million

•GAAP operating income increased by 8%
–Non-GAAP operating income increased by 34%
–GAAP operating margin increased 60 basis points to 7.5%
–Non-GAAP operating margin increased 230 basis points to 9.3%

•Retail segment sales increased 27% to $251 million
–Retail segment GAAP and non-GAAP operating income increased 83% to a record $44 million
–Retail segment GAAP and non-GAAP operating margin increased 540 basis points to a record 17.6%

•Written same-store sales for the Retail segment increased 3%

•GAAP diluted EPS increased by 14%
– Non-GAAP diluted EPS increased by 40%

•Cash generated from operating activities more than tripled to $96 million

Melinda D. Whittington, President and Chief Executive Officer of La-Z-Boy Incorporated, said, "We again delivered excellent results driven by productivity gains throughout our supply chain and superb performance in our company-owned Retail segment. During the quarter, we worked down the majority of our excess backlog, getting close to normal lead times, and continued to invest in marketing to increase awareness and consideration of the La-Z-Boy brand. I am particularly pleased with our positive written sales trends in our Retail stores, driven by strong execution of our value proposition — comfortable custom furniture with quick delivery."

Whittington added, "Across La-Z-Boy, we are capitalizing on and investing in our brand heritage of comfort. We're honing our messaging, investing in targeted marketing, sharpening price points, and ensuring strong execution. As we move through this uncertain economic environment, we will continue to employ agility, a consumer-first focus, and our strong financial position to make smart investments to drive capability and brand reach. I am confident we will emerge stronger and capture increased market share."

Key Results:

	Quarter Ended
(Unaudited, amounts in thousands, except per share data)	1/28/2023	1/22/2022	Change
Sales	$572,723	$571,573	0.2%

GAAP operating income	42,840	39,487	8%
Non-GAAP operating income	53,178	39,745	34%

GAAP operating margin	7.5%	6.9%	60 bps
Non-GAAP operating margin	9.3%	7.0%	230 bps

GAAP net income attributable to La-Z-Boy Incorporated	31,726	28,467	11%
Non-GAAP net income attributable to La-Z-Boy Incorporated	39,234	28,741	37%

Diluted weighted average common shares	43,137	43,968

GAAP diluted earnings per share	$0.74	$0.65	14%
Non-GAAP diluted earnings per share	$0.91	$0.65	40%

Liquidity Measures:

	Nine Months Ended			Nine Months Ended
(Unaudited, amounts in thousands)	1/28/2023	1/22/2022	(Unaudited, amounts in thousands)	1/28/2023	1/22/2022
Free Cash Flow			Cash Returns to Shareholders
Operating cash flow	$127,052	$45,192	Share repurchases	$5,004	$75,646
Capital expenditures	(57,439)	(58,585)	Dividends	22,027	20,621
Free cash flow	$69,613	$(13,393)	Cash returns to shareholders	$27,031	$96,267

(Unaudited, amounts in thousands)	1/28/2023	1/22/2022
Cash and cash equivalents	$280,763	$236,712
Restricted cash	3,282	3,266
Total cash, cash equivalents and restricted cash	$284,045	$239,978

FY23 Q3 Results vs. FY22 Q3:

Consolidated Results:
•Consolidated sales in the third quarter of fiscal 2023 increased to $573 million, with the realization of pricing and surcharge actions and the positive effects of a favorable product and channel mix offsetting lower delivered unit volume
•Consolidated GAAP operating margin was 7.5% versus 6.9%
•Consolidated non-GAAP(1) operating margin was 9.3% versus 7.0%
–Improved operating margin was driven primarily by strong Retail performance
•GAAP diluted EPS increased 14% to $0.74 from $0.65; non-GAAP(1) diluted EPS increased 40% to $0.91 from $0.65

Retail Segment:
•Sales:
–Delivered sales increased 27% to $251 million; delivered same-store sales increased 23%, as we improved service to consumers and moved closer to pre-pandemic lead times
–Total written sales for the Retail segment (company-owned La-Z-Boy Furniture Galleries® stores) increased 8%
•Written same-store sales for the Retail segment increased 3% and were 12% higher than pre-pandemic levels (FY20 Q3)
•Operating Performance:
–Non-GAAP(1) operating margin and operating income increased to all-time records of 17.6% and $44 million, respectively, up 540 basis points and 83%, respectively, primarily driven by higher delivered sales relative to selling expenses and fixed costs

Wholesale Segment:
•Sales:
–Decreased 4% to $408 million driven primarily by a decline in delivered volume, partially offset by pricing and favorable channel and product mix
•Operating Margin:
–Non-GAAP(1) operating margin improved to 6.6%; pricing and surcharge actions along with declining freight costs were mostly offset by an increase in marketing spend to pre-pandemic levels

Corporate & Other:
•Joybird delivered sales decreased 35% to $29 million, and written sales declined 21%, reflecting both slowing e-commerce trends and a reduction in marketing spend to align with consumer behavior and focus on efficient return on advertising spending
•Joybird posted a loss for the period, primarily reflecting lower delivered volume due to the written sales decline in FY23 Q2

Balance Sheet and Cash Flow as of FY23 Q3

•Ended the quarter with $284 million in cash(2) and no external debt
•Year to date, generated $127 million in cash from operating activities, including $96 million in the third quarter, versus $45 million in the prior-year nine-month period and $30 million in last year's third quarter
•Year to date, spent $57 million on capital expenditures, primarily related to La-Z-Boy Furniture Galleries® (new stores and remodels) and Joybird store projects, and upgrades at our manufacturing and distribution facilities
•Year to date, returned $27 million to shareholders, including $22 million in dividends and $5 million in share repurchases

Dividend

On February 21, 2023, the Board of Directors declared a quarterly cash dividend of $0.1815 per share on the common stock of the company. The dividend will be paid on March 15, 2023, to shareholders of record on March 7, 2023.

Outlook

Bob Lucian, Chief Financial Officer of La-Z-Boy Incorporated, said, "As we have essentially worked down our backlog to pre-pandemic levels, we anticipate that Q4 delivered sales will be at levels consistent with what we write, consistent with historical seasonality, and almost 20% above pre-pandemic. We estimate delivered sales for the fiscal 2023 fourth quarter to be in a range of $525 million to $545 million, and consolidated non-GAAP operating margin(3) to be in a range of 7% to 9%."

Last year's fourth quarter included 14 weeks versus this year's fourth quarter which will include a normal 13 weeks. Last year's extra week contributed approximately $49 million in sales based on the average weekly sales for the quarter.

_____
(1)Non-GAAP amounts for the third quarter of fiscal 2023 exclude:
•a $10.1 million pre-tax, or $0.17 per diluted share charge related to the closure of the Torreón, MX facility, primarily reflecting the impairment of various assets
•purchase accounting charges related to acquisitions completed in prior periods totaling $0.3 million pre-tax, or less than $0.01 per diluted share, with $0.3 million included in operating income and a de minimis amount included in interest expense

Non-GAAP amounts for the third quarter of fiscal 2022 exclude:
•purchase accounting charges related to acquisitions completed in prior periods totaling $0.4 million pre-tax, or less than $0.01 per diluted share, with $0.3 million included in operating income and $0.1 million included in interest expense

Please refer to the accompanying “Reconciliation of GAAP to Non-GAAP Financial Measures” for detailed information on calculating the Non-GAAP financial measures used in this press release and a reconciliation to the most directly comparable GAAP measure.

(2)Cash includes cash, cash equivalents and restricted cash

(3)This reference to Non-GAAP operating margin for a future period is a Non-GAAP financial measure. Non-GAAP operating margin may exclude items such as pre-tax purchase accounting charges and pre-tax business realignment charges. These and other not presently determinable items could have a material impact on the determination of operating margin on a GAAP basis and due to the probable variability and limited visibility of excluded items, therefore, we have not provided a reconciliation of Non-GAAP operating margin for future periods in this press release.

Conference Call

La-Z-Boy will hold a conference call with the investment community on Wednesday, February 22, 2023, at 8:30 a.m. Eastern time. The toll-free dial-in number is 888.506.0062; international callers may use 973.528.0011. Enter Participant Access Code 858794.

The call will be webcast live, with corresponding slides, and archived on the Internet. It will be available at https://lazboy.gcs-web.com/. A telephone replay will be available for a week following the call. This replay will be accessible to callers from the U.S. and Canada at 877.481.4010 and to international callers at 919.882.2331. Enter Replay Passcode: 47547. The webcast replay will be available for one year.

Cautionary Note Regarding Forward-Looking Statements

This news release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Generally, forward-looking statements include information concerning expectations, projections or trends relating to our results of operations, financial results, financial condition, strategic initiatives and plans, expenses, dividends, share repurchases, liquidity, use of cash and cash requirements, borrowing capacity, investments, future economic performance, business and industry and the effect of the coronavirus (“COVID”) pandemic on our business operations and financial results.

The forward-looking statements in this press release are based on certain assumptions and currently available information and are subject to various risks and uncertainties, many of which are unforeseeable and beyond our control. Additional risks and uncertainties that we do not presently know about or that we currently consider to be immaterial may also affect our business operations and financial results. Our actual future results and trends may differ materially depending on a variety of factors, including, but not limited to, the risks and uncertainties discussed in our fiscal 2022 Annual Report on Form 10-K and other factors identified in our reports filed with the Securities and Exchange Commission (the "SEC"), available on the SEC's website at www.sec.gov. Given these risks and uncertainties, you should not rely on forward-looking statements as a prediction of actual results. We are including this cautionary note to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or for any other reason.

Additional Information

This news release is just one part of La-Z-Boy’s financial disclosures and should be read in conjunction with other information filed with the SEC, which is available at: https://lazboy.gcs-web.com/financial-information/sec-filings. Investors and others wishing to be notified of future La-Z-Boy news releases, SEC filings and quarterly investor conference calls may sign up at: https://lazboy.gcs-web.com/.

Background Information

La-Z-Boy Incorporated is one of the world’s leading residential furniture producers, marketing furniture for every room of the home. The Wholesale segment includes England, La-Z-Boy, American Drew®, Hammary®, Kincaid® and the company's international wholesale and manufacturing businesses. The company-owned Retail segment includes 167 of the 346 La-Z-Boy Furniture Galleries® stores. Joybird is an e-commerce retailer and manufacturer of upholstered furniture.
The corporation’s branded distribution network is dedicated to selling La-Z-Boy Incorporated products and brands, and includes 346 stand-alone La-Z-Boy Furniture Galleries® stores and 519 independent Comfort Studio® locations, in addition to in-store gallery programs for the company’s Kincaid and England operating units. Additional information is available at https://www.la-z-boy.com/.

Non-GAAP Financial Measures
In addition to the financial measures prepared in accordance with accounting principles generally accepted in the United States ("GAAP"), this press release also includes Non-GAAP financial measures. Management uses these Non-GAAP financial measures when assessing our ongoing performance. This press release contains references to Non-GAAP operating income, Non-GAAP operating margin, and Non-GAAP net income attributable to La-Z-Boy Incorporated per diluted share (and components thereof, including Non-GAAP income before income taxes and Non-GAAP net income attributable to La-Z-Boy Incorporated), which may exclude, as applicable, business realignment charges, Mexico optimization charges and purchase accounting charges. The business realignment charges include severance costs, asset impairment costs, and costs to relocate equipment and inventory related to organizational changes we undertook as a result of our response to COVID, including a reduction in the company's work force, temporary closure of certain manufacturing facilities and subsequent gains resulting from the sale of related assets. The Mexico optimization charges include asset impairment costs, severance costs, and employee relocation costs resulting from the closure of our Torreón manufacturing facility. The purchase accounting charges may include the amortization of intangible assets, incremental expense upon the sale of inventory acquired at fair value, amortization of employee retention agreements, fair value adjustments of future cash payments recorded as interest expense, and adjustments to the fair value of contingent consideration. These Non-GAAP financial measures are not meant to be considered superior to or a substitute for La-Z-Boy Incorporated’s results of operations prepared in accordance with GAAP and may not be comparable to similarly titled measures reported by other companies. Reconciliations of such Non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in the accompanying tables.

Management believes that presenting certain Non-GAAP financial measures will help investors understand the long-term profitability trends of our business and compare our profitability to prior and future periods and to our peers. Management excludes purchase accounting charges because the amount and timing of such charges are significantly impacted by the timing, size, number and nature of the acquisitions consummated and the success with which we operate the businesses acquired. While the company has a history of acquisition activity, it does not acquire businesses on a predictable cycle, and the impact of purchase accounting charges is unique to each acquisition and can vary significantly from acquisition to acquisition. Similarly, business realignment charges and Mexico optimization charges are dependent on the timing, size, number and nature of the operations being moved or closed, and the charges may not be incurred on a predictable cycle. Management believes that exclusion of these items facilitates more consistent comparisons of the company’s operating results over time. Where applicable, the accompanying “Reconciliation of GAAP to Non-GAAP Financial Measures” tables present the excluded items net of tax calculated using the effective tax rate from operations for the period in which the adjustment is presented, except for the non-tax deductible goodwill impairment charge and the adjustment to the fair value of contingent consideration which reflects the associated GAAP tax impact in the period presented.

# # #

LA-Z-BOY INCORPORATED
CONSOLIDATED STATEMENT OF INCOME

	Quarter Ended		Nine Months Ended
(Unaudited, amounts in thousands, except per share data)	1/28/2023	1/22/2022	1/28/2023	1/22/2022
Sales	$572,723	$571,573	$1,788,146	$1,672,245
Cost of sales	326,296	352,208	1,039,523	1,027,503
Gross profit	246,427	219,365	748,623	644,742
Selling, general and administrative expense	203,587	179,878	591,257	516,771
Operating income	42,840	39,487	157,366	127,971
Interest expense	(136)	(160)	(414)	(713)
Interest income	2,012	806	3,624	1,029
Other income (expense), net	(1,062)	(1,460)	(834)	(522)
Income before income taxes	43,654	38,673	159,742	127,765
Income tax expense	12,077	9,591	42,446	33,059
Net income	31,577	29,082	117,296	94,706
Net (income) loss attributable to noncontrolling interests	149	(615)	(1,005)	(2,157)
Net income attributable to La-Z-Boy Incorporated	$31,726	$28,467	$116,291	$92,549

Basic weighted average common shares	43,137	43,701	43,111	44,342
Basic net income attributable to La-Z-Boy Incorporated per share	$0.74	$0.65	$2.70	$2.09

Diluted weighted average common shares	43,137	43,968	43,111	44,640
Diluted net income attributable to La-Z-Boy Incorporated per share	$0.74	$0.65	$2.70	$2.07

LA-Z-BOY INCORPORATED
CONSOLIDATED BALANCE SHEET

(Unaudited, amounts in thousands, except par value)	1/28/2023	4/30/2022
Current assets
Cash and equivalents	$280,763	$245,589
Restricted cash	3,282	3,267
Receivables, net of allowance of $4,228 at 1/28/2023 and $3,406 at 4/30/2022	137,593	183,747
Inventories, net	303,553	303,191
Other current assets	123,803	215,982
Total current assets	848,994	951,776
Property, plant and equipment, net	267,606	253,144
Goodwill	204,781	194,604
Other intangible assets, net	39,180	33,971
Deferred income taxes – long-term	11,199	10,632
Right of use lease assets	399,807	405,755
Other long-term assets, net	74,788	82,207
Total assets	$1,846,355	$1,932,089

Current liabilities
Accounts payable	$86,882	$104,025
Lease liabilities, short-term	77,142	75,271
Accrued expenses and other current liabilities	345,360	496,393
Total current liabilities	509,384	675,689
Lease liabilities, long-term	350,144	354,843
Other long-term liabilities	70,323	81,935
Shareholders' equity
Preferred shares – 5,000 authorized; none issued	—	—
Common shares, $1.00 par value – 150,000 authorized; 43,140 outstanding at 1/28/23 and 43,089 outstanding at 4/30/22	43,140	43,089
Capital in excess of par value	350,406	342,252
Retained earnings	518,732	431,181
Accumulated other comprehensive loss	(6,180)	(5,797)
Total La-Z-Boy Incorporated shareholders' equity	906,098	810,725
Noncontrolling interests	10,406	8,897
Total equity	916,504	819,622
Total liabilities and equity	$1,846,355	$1,932,089

LA-Z-BOY INCORPORATED
CONSOLIDATED STATEMENT OF CASH FLOWS

	Nine Months Ended
(Unaudited, amounts in thousands)	1/28/2023	1/22/2022
Cash flows from operating activities
Net income	$117,296	$94,706
Adjustments to reconcile net income to cash provided by operating activities
(Gain)/loss on disposal and impairment of assets	6,161	(3,149)
(Gain)/loss on sale of investments	155	(340)
Provision for doubtful accounts	945	(1,070)
Depreciation and amortization	29,357	27,146
Amortization of right-of-use lease assets	57,548	53,949
Lease impairment	1,347	—
Equity-based compensation expense	8,456	8,887
Change in deferred taxes	(2,629)	214
Change in receivables	42,474	(20,317)
Change in inventories	4,560	(83,109)
Change in other assets	16,478	(22,486)
Change in payables	(10,624)	23,690
Change in lease liabilities	(58,651)	(54,400)
Change in other liabilities	(85,821)	21,471
Net cash provided by operating activities	127,052	45,192

Cash flows from investing activities
Proceeds from disposals of assets	121	3,999
Capital expenditures	(57,439)	(58,585)
Purchases of investments	(6,970)	(28,058)
Proceeds from sales of investments	18,178	30,457
Acquisitions	(11,855)	(24,849)
Net cash used for investing activities	(57,965)	(77,036)

Cash flows from financing activities
Payments on debt and finance lease liabilities	(92)	(91)
Holdback payments for acquisition purchases	(5,000)	(23,000)
Stock issued for stock and employee benefit plans, net of shares withheld for taxes	(1,771)	(1,670)
Repurchases of common stock	(5,004)	(75,646)
Dividends paid to shareholders	(22,027)	(20,621)
Dividends paid to minority interest joint venture partners (1)	—	(1,260)
Net cash used for financing activities	(33,894)	(122,288)

Effect of exchange rate changes on cash and equivalents	(4)	(593)
Change in cash, cash equivalents and restricted cash	35,189	(154,725)
Cash, cash equivalents and restricted cash at beginning of period	248,856	394,703
Cash, cash equivalents and restricted cash at end of period	$284,045	$239,978

Supplemental disclosure of non-cash investing activities
Capital expenditures included in payables	$2,828	$4,564
(1)Includes dividends paid to joint venture minority partners resulting from the repatriation of dividends from our foreign earnings that we no longer consider permanently reinvested.

LA-Z-BOY INCORPORATED
SEGMENT INFORMATION

	Quarter Ended		Nine Months Ended
(Unaudited, amounts in thousands)	1/28/2023	1/22/2022	1/28/2023	1/22/2022
Sales
Wholesale segment:
Sales to external customers	$291,170	$328,533	$934,511	$973,973
Intersegment sales	116,433	94,748	361,141	281,899
Wholesale segment sales	407,603	423,281	1,295,652	1,255,872

Retail segment sales	251,157	197,052	739,330	571,319

Corporate and Other:
Sales to external customers	30,396	45,988	114,305	126,953
Intersegment sales	3,114	3,991	11,572	11,673
Corporate and Other sales	33,510	49,979	125,877	138,626

Eliminations	(119,547)	(98,739)	(372,713)	(293,572)
Consolidated sales	$572,723	$571,573	$1,788,146	$1,672,245

Operating Income (Loss)
Wholesale segment	$16,940	$27,639	$81,558	$89,098
Retail segment	44,203	24,102	123,855	68,502
Corporate and Other	(18,303)	(12,254)	(48,047)	(29,629)
Consolidated operating income	$42,840	$39,487	$157,366	$127,971

LA-Z-BOY INCORPORATED
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Quarter Ended		Nine Months Ended
(Amounts in thousands, except per share data)	1/28/2023	1/22/2022	1/28/2023	1/22/2022
GAAP gross profit	$246,427	$219,365	$748,623	$644,742
Purchase accounting charges - incremental expense upon the sale of inventory acquired at fair value	—	—	132	—
Business realignment charges	—	—	609	—
Mexico optimization charges	880	—	880	—
Non-GAAP gross profit	$247,307	$219,365	$750,244	$644,742

GAAP SG&A	$203,587	$179,878	$591,257	$516,771
Purchase accounting gain/(charges) - adjustment to the fair value of contingent consideration, amortization of intangible assets and retention agreements	(252)	(258)	46	(1,277)
Business realignment gain	—	—	—	3,277
Mexico optimization charges	(9,206)	—	(9,206)	—
Non-GAAP SG&A	$194,129	$179,620	$582,097	$518,771

GAAP operating income	$42,840	$39,487	$157,366	$127,971
Purchase accounting charges	252	258	86	1,277
Business realignment (gain)/charges	—	—	609	(3,277)
Mexico optimization charges	10,086	—	10,086	—
Non-GAAP operating income	$53,178	$39,745	$168,147	$125,971

GAAP income before income taxes	$43,654	$38,673	$159,742	$127,765
Purchase accounting charges recorded as part of gross profit, SG&A, and interest expense	299	365	271	1,700
Business realignment (gain)/charges	—	—	609	(3,277)
Mexico optimization charges	10,086	—	10,086	—
Non-GAAP income before income taxes	$54,039	$39,038	$170,708	$126,188

GAAP net income attributable to La-Z-Boy Incorporated	$31,726	$28,467	$116,291	$92,549
Purchase accounting charges recorded as part of gross profit, SG&A and interest expense	299	365	271	1,700
Tax effect of purchase accounting	(83)	(91)	(286)	(310)
Business realignment (gain)/charges	—	—	609	(3,277)
Tax effect of business realignment	—	—	(163)	845
Mexico optimization charges	10,086	—	10,086	—
Tax effect of Mexico optimization charges	(2,794)	—	(2,693)	—
Non-GAAP net income attributable to La-Z-Boy Incorporated	$39,234	$28,741	$124,115	$91,508

GAAP net income attributable to La-Z-Boy Incorporated per diluted share	$0.74	$0.65	$2.70	$2.07
Purchase accounting charges, net of tax, per share	—	—	—	0.04
Business realignment (gain)/charges, net of tax, per share	—	—	0.01	(0.06)
Mexico optimization charges, net of tax, per share	0.17	—	0.17	—
Non-GAAP net income attributable to La-Z-Boy Incorporated per diluted share	$0.91	$0.65	$2.88	$2.05

LA-Z-BOY INCORPORATED
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
SEGMENT INFORMATION

	Quarter Ended				Nine Months Ended
(Amounts in thousands)	1/28/2023	% of sales	1/22/2022	% of sales	1/28/2023	% of sales	1/22/2022	% of sales
GAAP operating income (loss)
Wholesale segment	$16,940	4.2%	$27,639	6.5%	$81,558	6.3%	$89,098	7.1%
Retail segment	44,203	17.6%	24,102	12.2%	123,855	16.8%	68,502	12.0%
Corporate and Other	(18,303)	N/M	(12,254)	N/M	(48,047)	N/M	(29,629)	N/M
Consolidated GAAP operating income	$42,840	7.5%	$39,487	6.9%	$157,366	8.8%	$127,971	7.7%

Non-GAAP items affecting operating income
Wholesale segment	$10,138		$58		$10,850		$(3,099)
Retail segment	—		—		132		—
Corporate and Other	200		200		(201)		1,099
Consolidated Non-GAAP items affecting operating income	$10,338		$258		$10,781		$(2,000)

Non-GAAP operating income (loss)
Wholesale segment	$27,078	6.6%	$27,697	6.5%	$92,408	7.1%	$85,999	6.8%
Retail segment	44,203	17.6%	24,102	12.2%	123,987	16.8%	68,502	12.0%
Corporate and Other	(18,103)	N/M	(12,054)	N/M	(48,248)	N/M	(28,530)	N/M
Consolidated Non-GAAP operating income	$53,178	9.3%	$39,745	7.0%	$168,147	9.4%	$125,971	7.5%

N/M - Not Meaningful